AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2018

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

Registration Statement

Under

The Securities Act of 1933

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	98-1346104
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Playa Hotels & Resorts N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

+31 20 521 49 62

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Bruce D. Wardinski

Chief Executive Officer

Playa Hotels & Resorts N.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

+31 20 521 49 62

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael E. McTiernan, Esq.	David Camhi, Esq.
Hogan Lovells US LLP	General Counsel
555 Thirteenth Street, N.W.	Playa Hotels & Resorts N.V.
Washington, D.C. 20004	1560 Sawgrass Corporate Parkway,
Phone: (202) 637-5600	Suite 310
Fort Lauderdale, FL 33323
Phone: (954) 453-1696

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)(4)
Ordinary Shares, par value €0.10 per share	20,000,000	$10.60	$212,000,000	$26,394

(1)	Pursuant to Rule 416 under the Securities Act (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Ordinary Shares issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $10.60, which is the average of the high and low prices of the Ordinary Shares on June 18, 2018, on the NASDAQ Capital Market.
(3)	Calculated by multiplying the proposed aggregate offering price of the securities being registered by 0.0001245.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Dated June 20, 2018

Subject to Completion

PRELIMINARY PROSPECTUS

20,000,000 Shares

PLAYA HOTELS & RESORTS N.V.

Ordinary Shares

The selling shareholders named in this prospectus (the “Selling Shareholders”) may offer and sell from time to time up to 20,000,000 of our ordinary shares, par value €0.10 per share (“Ordinary Shares”), covered by this prospectus (the “Resale Shares”).

We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders pursuant to this prospectus. We are paying the cost of registering the offerings covered by this prospectus as well as various related expenses. The Selling Shareholders are responsible for all discounts, selling commissions and other costs related to the offer and sale of their Resale Shares. If required, the number of Resale Shares to be sold, the public offering price of those Resale Shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Shareholders will offer or sell all or any of the Resale Shares. The Selling Shareholders may sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholders may sell such Ordinary Shares in the section entitled “Plan of Distribution.”

Our Ordinary Shares are traded on the NASDAQ Capital Market (“NASDAQ”) under the symbol “PLYA.” On June 19, 2018, the last reported sales price of our Ordinary Shares was $10.64 per share.

An investment in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2018.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made in this prospectus constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect our current views with respect to, among other things, our capital resources, portfolio performance and results of operations. Likewise, our consolidated financial statements and all of our statements regarding anticipated growth in our operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

The forward-looking statements contained in this prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	general economic uncertainty and the effect of general economic conditions on the lodging industry in particular;

•	the popularity of the all-inclusive resort model, particularly in the luxury segment of the resort market;

•	the success and continuation of our relationship with Hyatt Hotels Corporation;

•	the volatility of currency exchange rates;

•	the success of our branding or rebranding initiatives with our current portfolio and resorts that may be acquired in the future, including the rebranding of two of our resorts under the new all-inclusive “Panama Jack” brand;

•	our failure to successfully complete expansion, repair and renovation projects in the timeframes and at the costs anticipated;

•	our ability to successfully integrate the newly acquired Jamaica Assets (as defined below) into our existing portfolio of resorts;

•	significant increases in construction and development costs;

•	our ability to obtain and maintain financing arrangements on attractive terms;

•	the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which we operate;

•	the effectiveness of our internal controls and our corporate policies and procedures and the success and timing of the remediation efforts for the material weaknesses that we identified in our internal control over financial reporting;

•	changes in personnel and availability of qualified personnel;

•	environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•	dependence on third parties to provide Internet, telecommunications and network connectivity to our data centers;

•	the volatility of the market price and liquidity of our Ordinary Shares;

•	the increasingly competitive environment in which we operate; and

•	other risks and uncertainties set forth in the “Risk Factors” section of this prospectus or incorporated by reference into this prospectus.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Playa Hotels & Resorts N.V. (the “Company”) disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. For a further discussion of these and other factors that could cause our future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors.” You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

You should read this prospectus and the documents that we incorporate by reference into this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

SUMMARY

In this prospectus, unless otherwise stated, the terms “the Company,” “Playa,” “we,” “us” or “our” refer to Playa Hotels & Resorts N.V.

The Company

We are a leading owner, operator, manager and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of June 19, 2018, including our recently acquired Jamaica Assets (as defined below), we owned and/or managed a portfolio consisting of 20 resorts (7,769 rooms) located in Mexico, the Dominican Republic and Jamaica. In Mexico, we own and manage Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, THE Royal Playa del Carmen, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, we own and manage Hyatt Zilara Rose Hall and Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort & Spa, Jewel Grande Montego Bay Resort & Spa, Jewel Runaway Bay Beach & Golf Resort & Spa and Jewel Paradise Cove Beach Resort. We also own five resorts in Mexico and the Dominican Republic that are managed by a third party and we manage the Sanctuary Cap Cana, in the Dominican Republic.

On June 1, 2018, we completed our acquisition of a portfolio of all-inclusive resorts in Jamaica, two adjacent developable land sites and a management contract for an all-inclusive resort in Jamaica (the “Jamaica Assets”) pursuant to that certain definitive Share Exchange Implementation Agreement, dated as of February 26, 2018, by and among the Company, JCSD Trustees Services Limited (“JCSD”), X Fund Properties Limited (“X Fund Properties”), Sagicor Pooled Investment Funds Limited (“SPIFL”), and Sagicor Real Estate X Fund Limited (“X Fund Limited,” and together with JSCD, X Fund Properties and SPIFL, the “Sagicor Parties”), as amended (the “Contribution Agreement,” and such transaction, the “Contribution”).

Pursuant to the Contribution Agreement, the Company agreed to file, within 30 days following the closing of the Contribution, a registration statement under the Securities Act that registers for resale the 20,000,000 Ordinary Shares issued to an affiliate of the Sagicor Parties as consideration in connection with the Contribution. In accordance with the Contribution Agreement, Jamziv Mobay Jamaica Portfolio Limited, an affiliate of the Sagicor Parties that owns the 20,000,000 Ordinary Shares issued in connection with the Contribution, is the selling shareholder in this prospectus. In addition, pursuant to the Contribution Agreement, each of the Sagicor Parties agreed that so long as it or its affiliates hold more than 5% of the Company’s outstanding Ordinary Shares, it will, in connection with an underwritten public offering of the Company’s Ordinary Shares, execute a customary “lock-up” agreement restricting the sale or distribution of certain securities in the Company for a period not to exceed 90 days after the sale of any underwritten securities.

This Offering

Issuer:	Playa Hotels & Resorts N.V.

Resale Shares being offered by the Selling Shareholders:	Up to an aggregate of 20,000,000 Resale Shares.

Use of Proceeds:	The Selling Shareholders will receive all of the net proceeds from the sale of the Resale Shares. We will not receive any proceeds from the sale of the Resale Shares.

Shares of Ordinary Shares outstanding as of June 19, 2018	132,569,967

Market for our common stock:	Our Ordinary Shares are currently listed on the NASDAQ Capital Market.

NASDAQ Ticker Symbol	“PLYA”

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described under “Item IA. Risk Factors” of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

All of the Resale Shares offered and sold by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING SHAREHOLDERS

This prospectus relates to the resale by the Selling Shareholders of up to 20,000,000 Ordinary Shares covered by this prospectus, which consists of the Ordinary Shares issued to an affiliate of the Sagicor Parties in connection with the Contribution described above under the heading “Summary–The Company.” The Selling Shareholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Shareholders’ interest in our Ordinary Shares other than through a public sale.

The following table sets forth the name of the Selling Shareholders for which we are registering Ordinary Shares for resale to the public, based on information provided to us by the Selling Shareholders, and the aggregate principal amount that the Selling Shareholders may offer pursuant to this prospectus.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such Ordinary Shares. Pursuant to the Contribution Agreement, each of the Sagicor Parties agreed that so long as it or its affiliates hold more than 5% of the Company’s outstanding Ordinary Shares, it will, in connection with an underwritten public offering of the Company’s Ordinary Shares, execute a customary “lock-up” agreement restricting the sale or distribution of certain securities in the Company for a period not to exceed 90 days after the sale of any underwritten securities. Except during the lock-up period, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this prospectus. Any prospectus supplement may update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf. A Selling Shareholder may sell all, some or none of such shares in this offering. See the section entitled “Plan of Distribution.”

Name of Selling Shareholder (2)(3)	Ordinary Shares Beneficially Owned Before the Offering	Maximum Number of Ordinary Shares to be Sold Hereunder	Ordinary Shares Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares	Percentage Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares (1)
Jamziv Mobay Jamaica Portfolio Limited	20,000,000	20,000,000	0	0%

(1)	Based on 132,569,967 total Ordinary Shares, which consist of 130,478,993 Ordinary Shares outstanding as of June 19, 2018 and 2,090,974 restricted Ordinary Shares issued under our 2017 Omnibus Incentive Plan. The restricted Ordinary Shares contain voting rights but are restricted from being transferred until their vesting date.
(2)	Pursuant to the Contribution Agreement, the Sagicor Parties had the right to designate two directors to the board of directors of the Company (our “Board”). Effective upon closing of the Contribution, Mr. Christopher Zacca and Mr. Richard Byles, the two directors designated by the Sagicor Parties, became directors of the Company. Pursuant to that certain Shareholder Agreement, dated as of May 31, 2018, each of JCSD and X Fund Properties, affiliates of the Selling Shareholder, has the right to designate two directors to our Board, subject to certain limitations contained therein, beginning with the annual general meeting of shareholders to be held in 2019.
(3)	The Ordinary Shares offered for sale include Resale Shares only. We do not know when or in what amounts the Selling Shareholders will offer Resale Shares for sale, if at all. The Selling Shareholders may sell any or all of the Resale Shares included in and offered by this prospectus. We cannot estimate the number of Resale Shares that will be held by the Selling Shareholders after completion of the offering. However, for purposes of this table, we have assumed that after completion of the offering all of the Resale Shares will have been sold by the Selling Shareholders.

DESCRIPTION OF CAPITAL STOCK

The following includes a description of the material terms of our articles of association, as most recently amended on May 10, 2018 (our “Articles of Association”) and of applicable Dutch law. The description is qualified in its entirety by reference to the complete text of our Articles of Association, which is incorporated by reference as an exhibit to this prospectus. We urge you to read the full text of our Articles of Association.

Share Capital

Authorized Share Capital

Under Dutch law, the authorized share capital is the maximum capital that we may issue without amending our Articles of Association and may be a maximum of five times the issued capital. We have authorized 500,000,000 Ordinary Shares with a nominal value of €0.10 per share. Our outstanding Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable. As of June 19, 2018, there were 132,569,967 total Ordinary Shares, consisting of 130,478,993 Ordinary Shares outstanding 2018 and 2,090,974 restricted Ordinary Shares issued under our 2017 Omnibus Incentive Plan, held of record by approximately 46 shareholders of record (which does not include Depository Trust Company participants, holders of our restricted Ordinary Shares or beneficial owners holding shares through nominee names). The total number of outstanding Ordinary Shares does not include 3,000,000 Ordinary Shares underlying the Earnout Warrants held of record by approximately 6 holders of warrants.

Issuance of Shares

Under Dutch law, shares are issued and rights to subscribe for shares are granted pursuant to a resolution of the general meeting of shareholders of the Company (the “General Meeting”). Our Articles of Association provide that the General Meeting may only adopt such resolution with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board. The General Meeting may authorize our Board to issue new shares or grant rights to subscribe for shares, following a proposal by our Board or—absent such proposal—by the General Meeting with at least two-thirds of the votes cast. The authorization can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent, that such authorization is effective, the General Meeting will not have the power to issue shares and rights to subscribe for shares.

The General Meeting adopted a resolution on March 10, 2017, effective as of March 12, 2017, pursuant to which our Board is irrevocably authorized to, for a period of five years from the date of the resolution, issue shares and grant rights to subscribe for shares in the form of Ordinary Shares up to the amount of the authorized share capital (from time to time).

Preemptive Rights

Under Dutch law, in the event of an issuance of Ordinary Shares or granting of rights to subscribe for Ordinary Shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the Ordinary Shares held by such holder (unless limited as described herein). A holder of Ordinary Shares does not have a preemptive right with respect to the issuance of, or granting of rights to subscribe for: (i) Ordinary Shares for consideration other than cash; (ii) Ordinary Shares to our employees or employees of one of our group companies; or (iii) shares issued upon the exercise of previously granted rights to subscribe for shares.

The preemptive rights in respect of newly issued Ordinary Shares may be restricted or excluded by a resolution of the General Meeting with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board. Such authorization for our Board can be granted and extended, in each case for a period not exceeding five years. For as long as, and to the extent that, such authorization is effective, the General Meeting will not have the power to limit or exclude preemptive rights and such authorization may not be revoked unless stipulated otherwise in the authorization. A resolution of the General Meeting to limit or exclude the preemptive rights, or to designate our Board as the authorized body to do so, requires a majority of the votes cast at a General Meeting if at least half of the issued share capital is represented at the meeting (and the resolution is proposed by our Board) or at least two thirds of the votes cast at the General Meeting if less than half of the issued share capital is represented at the meeting (and/or if the resolution is no proposed by our Board).

Also on March 10, 2017 (effective as of March 12, 2017), the General Meeting adopted a resolution authorizing our Board to limit or exclude the preemptive rights of our shareholders for a period of five years from the date of such resolution. At annual General Meetings to be held in the future, our Board may place on the agenda a proposal to re-authorize our Board to issue new shares, grant rights to subscribe for shares or limit or exclude preemptive rights for newly issued Ordinary Shares, each as described above, for a period of five years from the date of such annual General Meeting.

Transfer of Shares

Transfers of registered shares (other than in book-entry form) require a written deed of transfer and, unless we are a party to the deed of transfer, an acknowledgement by or proper service upon us to be effective. However, for as long as any of our Ordinary Shares are listed on the New York Stock Exchange, the NASDAQ or on any other stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the shares reflected in the register administered by the relevant transfer agent, and the previous sentence will not apply. All Ordinary Shares registered pursuant to this prospectus will be freely tradable.

Form of Shares

Pursuant to our Articles of Association, Ordinary Shares are registered shares, although our Board may resolve that one or more shares are bearer shares, represented by physical share certificates.

Repurchase of Ordinary Shares

Under Dutch law, we may not subscribe for newly issued shares in our own capital. We may acquire our Ordinary Shares, subject to applicable provisions and restrictions of Dutch law and our Articles of Association, to the extent that:

•	such shares are fully paid-up;

•	such shares are acquired for no valuable consideration or, provided that the General Meeting has authorized our Board for this purpose, such repurchase would not cause our shareholders’ equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to Dutch law or our Articles of Association; and

•	immediately after the acquisition of such shares, we and our subsidiaries would not hold, or would not hold as pledgees, shares having an aggregate nominal value that exceeds 50% of our issued share capital.

Other than shares acquired for no valuable consideration or under universal title of succession (onder algemene titel) (e.g., through a merger or spin off) under statutory Dutch or other law, we may acquire shares only if the General Meeting has authorized our Board to do so. An authorization by the General Meeting for the acquisition of shares can be granted for a maximum period of 18 months. Such authorization must specify the number of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired. No authorization of the General Meeting is required if Ordinary Shares are acquired by us on the NASDAQ with the intention of transferring such Ordinary Shares to our employees or employees of a group company pursuant to an arrangement applicable to them. For each annual General Meeting, we expect that our Board will place on the agenda a proposal to re-authorize our Board to repurchase shares for a period of 18 months from the date of the resolution. We cannot derive any right to any distribution from shares acquired by us.

At our annual general meeting of shareholders held on May 10, 2018, the General Meeting voted to authorize our Board for a period of 18 months following the annual general meeting to resolve for us to acquire fully paid-up Ordinary Shares (and depository receipts for Ordinary Shares), by any means, including through derivative products, purchases on a stock exchange, private purchases, block trades, or otherwise, for a price between EUR 0.01 and 100% of the average market price of the Ordinary Shares on the NASDAQ (such average market price being calculated on the basis of the average closing price on each of the five consecutive trading days preceding the three trading days prior to the date the acquisition was agreed upon or the trading order for such acquisition was given), up to 25% of the Ordinary Shares comprised in our issued share capital at close of business on May 10, 2018.

Capital Reduction

At a General Meeting, our shareholders may, with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board (or if less than half of our issued share capital is represented at the General Meeting), resolve to reduce our issued share capital by (i) cancelling shares or (ii) reducing the nominal value of the shares by amending our Articles of Association. In either case, this reduction would be subject to applicable statutory provisions. A resolution to cancel shares may only relate to shares held by us or in respect of which we hold the depository receipts.

A reduction of the nominal value of shares without repayment and without release from the obligation to pay up the shares must be effectuated proportionally on shares of the same class (unless all affected shareholders agree to a disproportional reduction).

A resolution that would result in a reduction of capital requires approval by a majority of the votes cast of each group of shareholders of the same class whose rights are prejudiced by the reduction. In addition, a reduction of capital involves a two-month waiting period during which creditors have the right to object to a reduction of capital under specified circumstances.

General Meeting of Shareholders and Voting Rights

General Meeting of Shareholders

Our General Meetings are held in Amsterdam, Rotterdam, The Hague, Utrecht, or at Schiphol Airport (in the municipality of Haarlemmermeer), the Netherlands. All of our shareholders and others entitled to attend the General Meetings are authorized to address the meeting and, insofar as they have such right, to vote, either in person or by proxy.

We shall hold at least one General Meeting each year, to be held within six months after the end of our fiscal year. A General Meeting shall also be held within three months after our Board has determined it to be likely that our equity has decreased to an amount equal to or lower than half of our paid up and called up capital, in order to discuss the measures to be taken if so required. If our Board fails to hold such General Meeting in a timely manner, each shareholder and other person entitled to attend the General Meeting may be authorized by the Dutch court to convene the General Meeting.

Our Board and/or Chairman and Chief Executive Officer may convene additional extraordinary general meetings of shareholders whenever they so decide, subject to the notice requirements described below. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 10% of our issued share capital, may on their application be authorized by the Dutch court to convene a General Meeting. The Dutch court will disallow the application if (1) the applicants have not previously requested in writing that our Board convenes a shareholders’ meeting or (2) our Board has taken the necessary steps so that the shareholders’ meeting could be held within six weeks after such request.

The General Meeting is convened by a notice, which includes an agenda stating the items to be discussed and the location and time of the General Meeting. For the annual General Meeting the agenda will include, among other things, the adoption of our annual accounts, the appropriation of our profits or losses and proposals relating to the composition of and filling of any vacancies on our Board. In addition, the agenda for a General Meeting includes such additional items as determined by our Board. Pursuant to Dutch law, one or more shareholders and/or others entitled to attend general meetings of shareholders, alone or jointly representing at least 3% of the issued share capital, have the right to request the inclusion of additional items on the agenda of shareholders’ meetings. Such requests must be made in writing, and may include a proposal for a shareholder resolution, and must be received by us no later than on the 60th day before the day the relevant shareholder meeting is held. No resolutions will be adopted on items other than those which have been included in the agenda. Moreover, in certain circumstances, agenda items require a prior board proposal or two-thirds of the votes cast for adoption (e.g., an amendment of our Articles of Association, the issuance of shares or the granting of rights to subscribe for shares, the limitation or exclusion of preemptive rights, the reduction of our issued share capital, payments of dividends, the application for bankruptcy and a merger or demerger of us).

In accordance with the Dutch Corporate Governance Code, shareholders are expected to exercise the right of requesting the convening of a General Meeting of shareholders or of putting an item on the agenda only after consulting our Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (e.g., the removal of directors), our Board should be given the opportunity to invoke a reasonable response time of up to 180 days from the moment our Board is informed of the intentions of the shareholder(s) concerned. Our Board should use this period for further deliberation, constructive consultation (in any event with the shareholder(s) who have made the request) and the exploration of alternatives. At the end of the response period, our Board should report its actions to the General Meeting. The response time may be invoked only once for any given General Meeting and may be invoked neither for an agenda item in respect of which the response period has been invoked previously nor for a General Meeting if a shareholder holds at least 75% of the Company’s issued share capital as a consequence of a successful public offer (irrespective of whether the offer was friendly or hostile).

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and U.S. Securities and Exchange Commission (“SEC”) requirements. We will observe the statutory minimum convening notice period for a General Meeting. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Pursuant to our Articles of Association, our Board may determine a record date (registratiedatum) of 28 calendar days prior to a General Meeting to establish which shareholders and others with meeting rights are entitled to attend and, if applicable, vote at the General Meeting. The record date, if any, and the manner in which shareholders can register and exercise their rights will be set out in the notice of the General Meeting. Our Articles of Association provide that a shareholder must notify us in writing of his or her identity and his or her intention to attend (or be represented at) the General Meeting, such notice to be received by us on the date set by our Board in accordance with our Articles of Association and as set forth in the convening notice. If this requirement is not complied with or if upon request no proper identification is provided by any person wishing to enter the General Meeting, the chairman of the General Meeting may, in his or her sole discretion, refuse entry to the shareholder or his or her proxy holder.

Pursuant to our Articles of Association, the General Meeting is chaired by the Lead Independent Director, who is the chairman by law of our Board. If the Lead Independent Director is absent, our Chairman and Chief Executive Officer shall, if he or she is present, chair the meeting. If the Chairman and Chief Executive Officer is not present, the directors present at the meeting shall appoint one of them to be chairman. If no directors are present at the General Meeting, the General Meeting shall appoint its own chairman.

The chairman of the General Meeting may decide at his or her discretion to admit other persons to the meeting. The chairman of the General Meeting shall appoint another person present at the General Meeting to act as secretary and to record the minutes of the meeting. The chairman of the General Meeting may instruct a Dutch civil law notary to draw up a notarial report of the proceedings at our expense, in which case no minutes need to be prepared. The chairman of the General Meeting is authorized to eject any person from the General Meeting if the chairman considers that person disruptive to the orderly proceedings. The General Meeting may be conducted in any language other than the Dutch language, if so determined by the chairman of the General Meeting.

Voting Rights and Quorum

In accordance with Dutch law and our Articles of Association, each Ordinary Share confers the right on the holder thereof to cast one vote at the General Meeting. The voting rights attached to any shares held by us or our direct or indirect subsidiaries are suspended, unless the Ordinary Shares were encumbered with a right of usufruct or a pledge in favor of a party other than us or a direct or indirect subsidiary before such Ordinary Shares were acquired by us or such a subsidiary, in which case, the other party may be entitled to exercise the voting rights on the Ordinary Shares. We may not exercise voting rights for Ordinary Shares in respect of which we or a direct or indirect subsidiary has a right of usufruct or a pledge.

Voting rights may be exercised by shareholders or by a duly appointed proxy holder (the written proxy being acceptable to the chairman of the General Meeting) of a shareholder, which proxy holder need not be a shareholder. The holder of a usufruct or pledge on shares shall have the voting rights attached thereto if so provided for when the usufruct or pledge was created.

Under our Articles of Association, blank votes (votes where no choice has been made), abstentions and invalid votes shall not be counted as votes cast. However, shares in respect of which a blank vote or invalid vote has been cast and shares in respect of which the person with meeting rights who is present or represented at the meeting has abstained from voting are counted when determining the part of the issued share capital that is present or represented at a General Meeting. The chairman of the General Meeting shall determine the manner of voting and whether voting may take place by acclamation.

Resolutions of the shareholders are adopted at a General Meeting by a majority of votes cast, except where Dutch law or our Articles of Association provide for a special majority in relation to specified resolutions. Our Articles of Association do provide that resolutions at a General Meeting can only be adopted if at least one-third of the issued and outstanding shares in our capital are present or represented at such General Meeting, subject to any provision of mandatory Dutch law and any higher quorum requirement stipulated by our Articles of Association.

Subject to certain restrictions in our Articles of Association, the determination during the General Meeting made by the chairman of that General Meeting with regard to the results of a vote shall be decisive. Our Board will keep a record of the resolutions passed at each General Meeting.

Amendment of Articles of Association

At a General Meeting, at the proposal of our Board, our shareholders may resolve to amend our Articles of Association. A resolution by the shareholders to amend our Articles of Association requires a majority of the votes cast. In the absence of a proposal by our Board, the General Meeting may resolve to amend our Articles of Association with at least two-thirds of the votes cast.

Merger, Demerger and Dissolution

At the proposal of our Board, the General Meeting may resolve with a majority of the votes cast (subject to certain exceptions) or with at least two-thirds of the votes cast if there is no proposal thereto by our Board, to legally merge or demerge the Company within the meaning of Title 7, Book 2 of the Dutch Civil Code.

Our shareholders may at a General Meeting, based on a proposal by our Board, by means of a resolution passed by a majority of the votes cast, or with at least two-thirds of the votes cast if there is no proposal of our Board thereto, resolve that we will be dissolved. In the event of our dissolution, the liquidation shall be effected by our Board, unless the General Meeting decides otherwise.

In the event of a dissolution and liquidation, the assets remaining after payment of all of our debts (including any liquidation expenses) are to be distributed to the ordinary shareholders in proportion to the aggregate nominal value of their Ordinary Shares. The liquidation and all distributions referred to in this paragraph will be made in accordance with the relevant provisions of Dutch law.

Squeeze Out

A shareholder who for its own account (or together with its group companies) holds at least 95% of our issued share capital may institute proceedings against the other shareholders jointly for the transfer of their shares to the shareholder who holds such 95% majority. The proceedings are held before the Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het GerechtshofAmsterdam) (the “Enterprise Chamber”) and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value of the shares of the minority shareholders. Once the order to transfer by the

Enterprise Chamber becomes final and irrevocable, the majority shareholder that instituted the squeeze-out proceedings shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to the majority shareholder. Unless the addresses of all minority shareholders are known to the majority shareholder acquiring the shares, the majority shareholder is required to publish the same in a newspaper with a national circulation.

A shareholder that holds a majority of our issued share capital, but less than the 95% required to institute the squeeze-out proceedings described above, may seek to propose and implement one or more restructuring transactions with the objective of obtaining at least 95% of our issued share capital so the shareholder may initiate squeeze-out proceedings. Those restructuring transactions could, among other things, include a merger or demerger involving us, a contribution of cash and/or assets against issuance of shares, the issue of new shares to the majority shareholder without preemptive rights for minority shareholders or an asset sale transaction.

Depending on the circumstances, an asset sale of a Dutch public limited liability company (naamloze vennootschap) is sometimes used as a way to squeeze out minority shareholders, for example, after a successful tender offer through which a third party acquires a supermajority, but less than all, of the company’s shares. In such a scenario, the business of the target company is sold to a third party or a special purpose vehicle, followed by the liquidation of the target company. The purchase price is distributed to all shareholders in proportion to their respective shareholding as liquidation proceeds, thus separating the business from the company in which minority shareholders had an interest.

Any sale or transfer of all of our assets and our dissolution or liquidation is subject to approval by a majority of the votes cast in our General Meeting. Our Articles of Association provide that our General Meeting may only adopt such resolution upon a proposal of our Board or with at least two-thirds of the votes cast, unless such resolution is passed at the proposal of our Board.

Certain Other Major Transactions

Our Articles of Association and Dutch law provide that resolutions of our Board concerning a material change in the identity or character of the Company or its business are subject to the approval of the General Meeting. Such changes include:

•	a transfer of all or materially all of its business to a third party;

•	the entry into or termination of a long-lasting alliance of us or of a subsidiary either with another entity or company, or as a fully liable partner of a limited partnership or partnership, if this alliance or termination is of significant importance to us; and

•	the acquisition or disposition of an interest in the capital of a company by us or by our subsidiary with a value of at least one-third of the value of our assets, according to the balance sheet with explanatory notes or, if we prepare a consolidated balance sheet, according to the consolidated balance sheet with explanatory notes in our most recently adopted annual accounts.

Dividends and Other Distributions

We may only make distributions to our shareholders if the shareholders’ equity exceeds the sum of the paid-up and called-up share capital plus the reserves as required to be maintained by Dutch law or by our Articles of Association.

Any amount remaining out of distributable profits is added to our reserves as our Board determines. After reservation by our Board of any distributable profits, the shareholders, upon the proposal of our Board or with at least two-thirds of the votes cast, may declare a dividend. Our Board is permitted, subject to certain requirements, to declare interim dividends without the approval of the shareholders. Interim dividends may be declared as provided in our Articles of Association and may be distributed to the extent that the shareholders’ equity, based on interim financial statements, exceeds the paid-up and called-up share capital and the reserves that must be maintained under Dutch law or our Articles of Association. Interim dividends are deemed advances on the final dividend to be declared with respect to the fiscal year in which the interim dividends have been declared. We may reclaim any distributions, whether interim or not interim, made in contravention of certain restrictions of Dutch law from shareholders that knew or should have known that such distribution was not permissible. In addition, on the basis of Dutch case law, if after a distribution we are not able to pay our due and collectable debts, then our shareholders or directors who at the time of the distribution knew or reasonably should have foreseen that result may be liable to our creditors.

Distributions shall be payable in the currency determined by our Board at a date determined by it. Our Board will set the record date to establish which shareholders (or usufructuaries or pledgees, as the case may be) are entitled to the distribution, such date not being earlier than the date on which the distribution was announced. Claims for payment of dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse, and any such amounts will be considered to have been forfeited to us (verjaring).

We do not anticipate paying any dividends on Ordinary Shares for the foreseeable future.

Notices

We will give notice of each General Meeting by publication on our website and, to the extent required by applicable law, in a Dutch daily newspaper with national distribution, and in any other manner that we may be required to follow in order to comply with Dutch law and applicable stock exchange and SEC requirements. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our shareholders’ register.

Transfer Agent

The transfer agent for our Ordinary Shares is Computershare Trust Company, N.A. Each person investing in Ordinary Shares held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of Ordinary Shares.

For as long as any Ordinary Shares are listed on the NASDAQ or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of the Ordinary Shares reflected in the register administered by our transfer agent.

Our Ordinary Shares are listed in registered form and such Ordinary Shares, through the transfer agent, are not certificated. We have appointed Computershare Trust Company, N.A. as our agent in New York to maintain our shareholders’ register on behalf of our Board and to act as transfer agent and registrar for our Ordinary Shares. The Ordinary Shares will be traded on the NASDAQ in book-entry form.

Listing of Our Securities

Our Ordinary Shares are traded on the NASDAQ under the symbol “PLYA.”

PLAN OF DISTRIBUTION

The Ordinary Shares beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made from time to time in one or more transactions at a fixed price or at prices that may be changed from time to time; at market prices prevailing at the time of sale; at prices relating to such prevailing market prices; or at negotiated prices. Any of the prices may represent a discount of then-prevailing market prices. The Selling Shareholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NASDAQ;

•	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	directly to one or more purchasers, including through a specific bidding or auction process or otherwise;

•	in options transactions;

•	through a combination of any of the above methods of sale; and

•	any other legally permitted method of sale.

The Selling Shareholders may also sell securities under Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the common stock short and redeliver the shares to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Shareholder or borrowed from any Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Shareholders and any broker-dealers who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

There can be no assurance that the Selling Stockholders will sell all or any of the Ordinary Shares offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law in connection with this offering will be passed upon for us by Hogan Lovells US LLP. The validity of the Ordinary Shares covered by this prospectus has been passed upon for us by NautaDutilh N.V.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and are required to file annual, quarterly and special reports with the SEC. You may read and copy any of these documents at the SEC public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may telephone the SEC at 1-800-SEC-0330 for further information on SEC public reference facilities. The SEC also maintains a website at https://www.sec.gov that contains the reports, proxy and information statements and other information that we and other registrants file electronically with the SEC.

Our website address is www.playaresorts.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D and 13G with respect to our securities filed on behalf of certain shareholders and our directors and our executive officers; and amendments to those documents.

This prospectus is a part of a registration statement on Form S-3 filed with the SEC to register offers and sales of the securities described in this prospectus under the Securities Act. The registration statement contains additional information about us and the securities. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or, except as specifically provided below, furnished under applicable SEC rules rather than filed and exhibits furnished in connection with such items.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC as well as any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

•	our Current Report on Form 8-K filed on February 27, 2018 (excluding Item 7.01 information and related exhibits), March 23, 2018, May 11, 2018, June 4, 2018 (excluding Item 7.01 information and related exhibit) and June 8, 2018; and

•	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on February 9, 2017, including all amendments and reports filed for the purpose of updating such description.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Playa Hotels & Resorts N.V.

1560 Sawgrass Corporate Parkway,

Suite 310

Fort Lauderdale, FL 33323

Attn: General Counsel

Phone: (954) 453-1696

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

SEC Registration Fee		$26,394
Legal Fees and Expenses		†
Accountant’s Fees and Expenses		†
Printing expenses		†
Miscellaneous		†

TOTAL	$	†

†	Estimated expenses are not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The registrant is a public limited liability company (naamloze vennootschap) organized and existing under the laws of the Netherlands.

The registrant’s Articles of Association provide for certain indemnification rights for its directors and executive officers, and the registrant entered into indemnification agreements with each of its executive officers and directors providing for procedures for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to us or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by Dutch law.

Pursuant to the Articles of Association, the registrant shall indemnify and hold harmless each of its indemnified officers and directors against any financial losses, costs, fines or other damages incurred by such indemnified officer or director and any expense reasonably paid or incurred by or on behalf of such indemnified officer in connection with any threatened, pending or completed inquiry, investigation, suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which he becomes involved, to the extent relating to or arising in connection with his current or former position with the registrant and/or a group company and/or his current or former service at the request of the registrant as a director, officer, limited or general partner, member, employee or agent of any other foreign or domestic entity, partnership, joint venture, trust, other enterprise (whether conducted for profit or not for profit) or employee benefit plan, and in each case to the extent permitted by applicable law.

No indemnification shall be given to an indemnified officer or director under the Articles of Association:

•	if a competent court or arbitral tribunal has finally established (without the possibility for appeal) that the acts or omissions of such indemnified officer or director that led to the financial losses, costs, fines, damages, other expenses, suit, claim, action or legal proceedings are of a nature constituting malice, gross negligence, intentional misconduct and/or serious culpability attributable to such indemnified officer or director;

•	to the extent that his or her financial losses, costs, fines, damages and other expenses are covered under an insurance policy obtained by the registrant, but only to the extent that the relevant insurer has irrevocably settled or provided reimbursement for, these financial losses, costs, fines, damages and other expenses; or

•	for proceedings brought by such indemnified officer or director against registrant or any of its subsidiaries, except for proceedings brought to enforce indemnification to which he is entitled under applicable law, insurance policies obtained by the registrant, the registrant’s Articles of Association, a resolution of the registrant’s Board or an agreement between such indemnified officer and the registrant.

The Articles of Association also provide that the registrant may maintain an insurance policy which insures directors and officers against certain liabilities which might be incurred in connection with the performance of their duties. The registrant currently maintains such a policy. The description of indemnity herein is merely a summary of the provisions in the Articles of Association and other indemnification agreements, and such description shall not limit or alter the provisions in the Articles of Association or other indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.	EXHIBITS

(a) Exhibits. The following documents are filed as exhibits to this registration:

Exhibit No.	Description

3.1*	Articles of Association of Playa Hotels & Resorts N.V.

3.2	Board Rules for Playa Hotels & Resorts N.V. (incorporated by reference to Exhibit 3.2 to the to the Quarterly Report on Form 10-Q filed by the registrant on May 8, 2017)

5.1*	Opinion of NautaDutilh N.V., as to the legality of the securities being registered

23.1*	Consent of NautaDutilh N.V. (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche, LLP, Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included on signature page)

*	Filed herewith.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period during which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( § 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that:

Paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on June 20, 2018.

Playa Hotels & Resorts N.V.

By:	/s/ Bruce D. Wardinski
Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Bruce D. Wardinski and Ryan Hymel, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Bruce D. Wardinski
Bruce D. Wardinski	Chairman and Chief Executive Officer (Principal Executive Officer)	June 20, 2018

/s/ Ryan Hymel
Ryan Hymel	Chief Financial Officer (Principal Financial Officer)	June 20, 2018

/s/ Brandon B. Buhler
Brandon B. Buhler	Chief Accounting Officer (Principal Accounting Officer)	June 20, 2018

/s/ Richard Byles	Director	June 20, 2018
Richard Byles

/s/ Richard B. Fried	Director	June 20, 2018
Richard B. Fried

/s/ Charles Floyd	Director	June 20, 2018
Charles Floyd

/s/ Gloria Guevara
Gloria Guevara	Director	June 20, 2018

/s/ Daniel J. Hirsch
Daniel J. Hirsch	Director	June 20, 2018

/s/ Hal Stanley Jones
Hal Stanley Jones	Director	June 20, 2018

/s/ Tom Klein
Tom Klein	Director	June 20, 2018

/s/ Elizabeth Lieberman
Elizabeth Lieberman	Director	June 20, 2018

/s/ Karl Peterson
Karl Peterson	Director	June 20, 2018

/s/ Arturo Sarukhan
Arturo Sarukhan	Director	June 20, 2018

/s/ Christopher Zacca
Christopher Zacca	Director	June 20, 2018